Exhibit 10.3

MANDAT SOCIAL	CORPORATE MANDATE
Pilot SAS en tant qu’actionnaire de Quiksilver Europe (Na Pali SAS), qui est une société par actions simplifiée française, au capital de 13 545 100 € dont le siège social est situé 162 rue de Belharra, 645000 Saint-Jean-de-Luz (France), immatriculée au registre du commerce et des sociétés de Bayonne sous le numéro 331 377 036, représentée par Pierre Boccon Liaudet, dûment habilité aux fins des présentes,	Pilot SAS as shareholder of Quiksilver Europe (Na Pali SAS), which is a French “société par actions simplifiée”, with a capital of € 13 545 100, whose registered office is located at 162 rue de Belharra, 645000 Saint-Jean-de-Luz (France), registered at the company and trade register of Bayonne under no. 331 377 036, represented by Pierre Boccon Liaudet, hereby duly authorized for the purposes described herein,

Ci-après dénommé “l’Actionnaire”.	Hereinafter referred to as the “Shareholder”.

D’UNE PART, ET :	ON THE ONE HAND, AND :

Monsieur Pierre Agnes, demeurant 3, rue Marlan, 40130 CAPBRETON, de nationalité française, immatriculé à la Sécurité sociale sous le numéro 164046410206184.

Ci-après dénommé “Pierre Agnes”.

D’AUTRE PART,

Ensemble dénommés les “Parties”.

Mr. Pierre Agnes, residing at 3, rue Marlan, 40130 CAPBRETON, of French citizenship, with social security number 164046410206184.

Hereinafter referred to as “Pierre Agnes”.

ON THE OTHER HAND,

Both hereinafter referred to as the “Parties”.

Préambule

Pierre Agnes a été nommé Président de la société Quiksilver Europe (Na Pali SAS) par décision de l’Actionnaire en date du 1er Juillet 2005.

Pierre Agnes a conclu un contrat de travail avec Pilot SAS ayant pour objet l’exécution de son mandat social au sein de Na Pali SAS,

Preamble

Pierre Agnes has been appointed as the President of the company Quiksilver Europe (Na Pali SAS) by the Shareholder’s decision dated July 1, 2005.

Pierre Agnes has concluded an employment contract with Pilot SAS regarding the performance of his corporate mandate

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une filiale de Pilot SAS. En conséquence, la décision a été prise de modifier les termes et conditions relatives à l’exécution de son mandat de Président de Na Pali SAS.	within Na Pali SAS, one of Pilot SAS’ subsidiaries. As a consequence, it has been decided to amend the terms and conditions of the performance of his mandate as President of Na Pali SAS.
Les termes et conditions d’exécution du Mandat Social de Pierre Agnes au sein de Quiksilver Europe (Na Pali SAS) sont les suivants :	The terms and conditions of the performance of the Corporate Mandate of Pierre Agnes within Quiksilver Europe (Na Pali SAS) are the following :

1. Rémunération. La rémunération de Pierre Agnes sera de 35 000 Euros mensuels (420 000 Euros sur une base annualisée), diminuée des retenues et déductions applicables, payée aux échéances habituelles de la paie au sein de Na Pali SAS. La rémunération de Pierre Agnes sera revue au moment de la révision périodique des rémunérations de la direction et pourra être ajustée discrétionnairement par l’Actionnaire au regard de la performance de Na Pali SAS, de la performance de Pierre Agnes, des conditions du marché, et d’autres facteurs considérés comme pertinents par le Conseil d’Administration ou le Comité de Rémunération du Conseil d’Administration (« le Comité de Rémunération ») de Quiksilver, Inc. Le montant de la rémunération ne pourra pas être inférieur à 35 000 Euros par mois.

1. Salary. Pierre Agnes’ base salary will be EUR 35,000 per month (EUR 420,000 on an annualized basis), less applicable withholdings and deductions, paid on Na Pali SAS’ regular payroll dates. Pierre Agnes’ base salary will be reviewed at the time management remunerations are reviewed periodically and may be adjusted (but not below EUR 35,000 per month) at the Shareholder’s discretion in light of Na Pali SAS’ performance, Pierre Agnes’ performance, market conditions and other factors deemed relevant by the Quiksilver, Inc. Board of Directors or the Compensation Committee of the Board of Directors (“Compensation Committee”).
2. Bonus annuel discrétionnaire. Pierre Agnes sera éligible à l’octroi d’un bonus discrétionnaire conformément au Plan d’Intéressement de Quiksilver, Inc. pour chaque année fiscale complète effectuée au titre de son Mandat Social (dont l’échéance est actuellement fixée au 31 octobre de chaque année). Les termes et conditions particuliers de cet octroi devant être approuvés par le Conseil d’Administration ou le Comité de Rémunération de Quiksilver, Inc. au moment de l’octroi de ce bonus. Tout paiement au titre d’un bonus doit être effectué dans les trente (30) jours suivant la publication par Quiksilver, Inc. de ses comptes annuels contrôlés, et en aucun	2. Annual Discretionary Bonus. For each full fiscal year of this Corporate Mandate (currently ending October 31), Pierre Agnes shall be eligible for a discretionary bonus award pursuant to the Quiksilver, Inc. Incentive Compensation Plan, the specific terms and conditions of such award to be approved by the Board of Directors or the Compensation Committee of Quiksilver, Inc. at the time of the bonus award. Any payment received in connection with a bonus award shall be paid within thirty (30) days following the date Quiksilver, Inc. publicly releases its annual audited financial statements, but in no event later than March 15 of the calendar year following the

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cas après le 15 mars de l’année calendaire suivant l’année fiscale au titre de laquelle le bonus est octroyé. Le paiement du bonus sera diminué des retenues et déductions applicables.	fiscal year for which the bonus is awarded. Any bonus payments shall be less applicable withholdings and deductions.
3. Indemnité d’habillement. Il sera alloué à Pierre Agnes une indemnité d’habillement de 5 000 Euros par an au prix de gros de Na Pali SAS.	3. Clothing Allowance. Pierre Agnes will be provided a clothing allowance of EUR 5,000 per year at Na Pali SAS’ wholesale prices.

4. Stock Options. Pierre Agnes continuera d’être éligible à la participation au Plan d’Intéressement de Quiksilver, Inc., ou à tout plan d’épargne en actions qui lui succéderait. Le montant et les termes de l’attribution à Pierre Agnes d’actions gratuites, de “restricted stock units”, de stock options, de “stock appreciation rights”, ou d’autres modes d’intéressement seront déterminés discrétionnairement par le Conseil d’Administration ou le Comité de Rémunération de Quiksilver, Inc., et précisés dans des contrats distincts, mais devront être substantiellement comparables à ceux accordés à d’autres cadres supérieurs de niveau équivalent.

4. Stock Options. Pierre Agnes shall continue to be eligible to participate in the Quiksilver, Inc. Stock Incentive Plan, or any successor equity plan. The amount and terms of any restricted stock, restricted stock units, stock options, stock appreciation rights or other interests to be granted to Pierre Agnes will be determined by the Board of Directors or the Compensation Committee of Quiksilver, Inc. in its discretion and covered in separate agreements, but shall be substantially similar to those granted to other senior executives of Quiksilver, Inc. of equivalent level.

Les stock options attribuées après la date de cet accord jusqu’à la cessation du Mandat Social de Pierre Agnes devront prévoir que s’il est mis fin au Mandat Social de Pierre Agnes sans Cause Légitime (comme définie ci-après), ou du fait de son décès, ou d’une incapacité permanente, ou si Pierre Agnes met fin à son Mandat Social pour une Bonne Raison (comme définie ci-après), toute option pendante sera acquise intégralement/vestée et de manière accélérée de sorte qu’immédiatement avant une telle cessation, les options pourront être exercées en totalité et demeureront exerçables jusqu’à ce que le premier des évènements suivants survienne (i) le premier anniversaire de la cessation, (ii) l’arrivée du terme de l’option, ou (iii) la résiliation conformément à d’autres dispositions du plan d’options ou du contrat applicable (par exemple, une transaction sociétaire).	Stock options granted to Pierre Agnes after the date hereof through the termination of Pierre Agnes’ Corporate Mandate shall provide that if Pierre Agnes is terminated without Legitimate Cause (as hereinafter defined), or as a result of his death or permanent disability, or if Pierre Agnes terminates his Corporate Mandate for Good Reason (as hereinafter defined), any such options outstanding will automatically vest in full on an accelerated basis so that the options will immediately prior to such termination become exercisable for all option shares and remain exercisable until the earlier to occur of (i) the first anniversary of such termination, (ii) the end of the option term, or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction).

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La « Cause Légitime » comprend de manière non limitative les cas suivants, (i) le décès de Pierre Agnes, (ii) l’incapacité permanente de Pierre Agnes qui le rend incapable de remplir les fonctions essentielles liées à son poste même avec des aménagements raisonnables, (iii) une faute intentionnelle dans l’exécution des fonctions de Pierre Agnes, (iv) la commission d’un délit professionnel ou la violation de la loi requérant une turpitude morale ou la malhonnêté, (v) les conflits d’intérêt, (vi) la violation délibérée d’une obligation professionnelle, (vii) la négligence répétée d’une obligation professionnelle, ou (viii) la violation substantielle par Pierre Agnes d’une de ses obligations en vertu de ce Mandat Social ou du Contrat de Travail.

“Legitimate Cause” shall include, but shall not be limited to, (i) Pierre Agnes’ death, (ii) Pierre Agnes’ permanent disability which renders him unable to perform the essential functions of his position even with reasonable accommodation, (iii) willful misconduct in the performance of Pierre Agnes’ duties, (iv) commission of a professional felony or violation of law involving moral turpitude or dishonesty, (v) self-dealing, (vi) willful breach of professional duty, (vii) habitual neglect of professional duty, or (viii) a material breach by Pierre Agnes of his obligations under this Corporate Mandate or the Employment Contract.
La « Bonne Raison » pour Pierre Agnes de rompre ce Mandat signifie la rupture volontaire du fait de (i) l’affectation à Pierre Agnes de tâches substantiellement incompatibles avec sa fonction telle que décrite ci-dessus, sans son consentement, (ii) un changement substantiel dans le niveau de reporting de Pierre Agnes par rapport à celui prévu par le présent Mandat Social, sans son consentement (iii) une diminution substantielle de son autorité sans son consentement, (iv) une violation substantielle par l’Actionnaire du présent Mandat Social, (v) le défaut pour Quiksilver, Inc. ou Pilot SAS d’obtenir de tout successeur avant que la succession n’intervienne l’accord de reprendre et remplir les obligations comprises dans le présent Mandat Social, ou (vi) la mutation de Pierre Agnes sans son consentement vers un lieu se situant à plus de 150 km de Saint Jean de Luz (France). Nonobstant ce qui précède, aucune Bonne raison ne sera caractérisée à moins que Pierre Agnes ne notifie par écrit à Quiksilver, Inc. ou à l’Actionnaire la cessation des fonctions à leurs torts, dans les quatre-vingt dix (90) jours suivant l’apparition d’une ou plusieurs	“Good Reason” for Pierre Agnes to terminate his Corporate Mandate means a voluntary termination as a result of (i) the assignment to Pierre Agnes of duties materially inconsistent with his position as set forth above without his consent, (ii) a material change in Pierre Agnes reporting level from that set forth in this Corporate Mandate without his consent, (iii) a material diminution of his authority without his consent, (iv) a material breach by the Shareholder of this Corporate Mandate, (v) a failure by Quiksilver, Inc. or Pilot SAS to obtain from any successor, before the succession takes place, an agreement to assume and perform the obligations contained in this Corporate Mandate, or (vi) the relocation of Pierre Agnes, without his consent, to a location more than 150 km from Saint Jean de Luz (France). Notwithstanding the foregoing, Good Reason shall not exist unless Pierre Agnes provides Quiksilver, Inc. or the Shareholder written notice of termination on account thereof within ninety (90) days following the initial existence of one or more of the conditions described in clauses (i) through (vi) and, if such event or condition is curable, Quiksilver, Inc. or the

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des conditions énoncées aux alinéas (i) à (vi) et, si un tel évènement ou une telle condition est corrigible, Quiksilver, Inc. ou l’Actionnaire ne corrige pas un tel évènement ou condition dans les trente (30) jours d’une telle notification écrite.

Shareholder fails to cure such event or condition within thirty (30) days of such written notice.

5. Assurance-vie. Na Pali SAS ou Quiksilver, Inc. paiera la prime sur une police d’assurance vie au profit de Pierre Agnes auprès d’une compagnie de son choix pour la police d’assurance de son choix, et pour le bénéficiaire de son choix, pour un montant nominal déterminé par Quiksilver, Inc. , qui ne peut être inférieur à 2 000 000 $ USD. L’obligation de Quiksilver, Inc. d’obtenir et de maintenir cette assurance dépend de la démonstration et du maintien de l’assurabilité de Pierre Agnes, et l’Actionnaire n’est pas tenu de payer des primes annuelles pour une telle police d’assurance au-delà de 5 000 $ USD.

5. Life Insurance. Na Pali SAS or Quiksilver, Inc., will pay the premium on a term life insurance policy on Pierre Agnes’ life with a company and policy of its choice, and a beneficiary of his choice, in the face amount determined by Quiksilver, Inc. of not less than USD $2,000,000. Quiksilver, Inc.’s obligation to obtain and maintain this insurance is contingent upon Pierre Agnes’ establishing and maintaining insurability, and it is not required to pay premiums for such a policy in excess of USD $5,000 annually.

6. Terme et rupture. Le Mandat Social commence à courir à compter de la présente date jusqu’au 31 octobre 2016 inclus, date à laquelle ce Mandat Social prendra fin. Il peut être mis fin à ce Mandat Social par l’Actionnaire à tout moment, discrétionnairement ad nutum et sans préavis avant le 31 octobre 2016.

6. Term and Termination. The term of this Corporate Mandate is from the date hereof through and including October 31, 2016, on which date this Corporate Mandate will terminate. This Corporate Mandate can be terminated prior to October 31, 2016 by the Shareholder at any time at will and without notice.

En cas de cessation du Mandat Social, aucune indemnité de départ ne sera due à Pierre Agnes.	No severance indemnity will be paid to Pierre Agnes in case of termination of his Corporate Mandate.
Monsieur Agnes recevra l’intégralité du montant de tout bonus discrétionnaire dû, le cas échéant, qui a été gagné au titre de l’année fiscale antérieure, au moment où les bonus annuels sont payés aux autres cadres, mais en aucun cas après le 15 mars de l’année calendaire suivant l’année fiscale au titre de laquelle le bonus est octroyé.	Mr. Agnes shall receive the full amount of any unpaid discretionary bonus that was earned from the preceding fiscal year, if any, at the time annual bonuses are paid to other executives, but in no event later than March 15 of the calendar year following the fiscal year for which the bonus is awarded.

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Si (i) l’Actionnaire décide de mettre fin à ce Mandat Social sans Cause Légitime avant le 31 octobre 2016, (ii) ce Mandat Social prend fin du fait du décès ou l’incapacité permanente de Pierre Agnès, (iii) ce Mandat Social prend fin de plein droit le 31 octobre 2006, ou (iv) si Pierre Agnes met fin à ce Mandat Social pour une Bonne Raison dans les six (6) mois de l’évènement consituant la Bonne Raison, Na Pali SAS paiera au pro rata à Pierre Agnes une partie du bonus adopté conformément à l’article 2, s’il y a lieu, pour l’année fiscale au cours de laquelle une telle cessation a lieu, déduction faite des retenues et déductions.

If (i) the Shareholder elects to terminate this Corporate Mandate without Legitimate Cause prior to October 31, 2016, (ii) this Corporate Mandate is terminated by reason of Pierre Agnes’ death or permanent disability, (iii) this Corporate Mandate automatically terminates on October 31, 2016, or (iv) if Pierre Agnes terminates this Corporate Mandate for Good Reason within six (6) months of the action constituting Good Reason, Na Pali SAS will pay Pierre Agnes a pro rata portion of the bonus adopted pursuant to Paragraph 2, if any, for the fiscal year in which such termination occurs, less applicable withholdings and deductions.

La Cause Légitime et la Bonne Raison sont définies à l’article 4.	Legitimate Cause and Good Reason are defined in Paragraph 4.
7. Secrets commerciaux ; Information confidentielle et/ou protégées. Pilot SAS, Na Pali SAS et Quiksilver, Inc. détiennent certains secrets commerciaux et autre information confidentielle et/ou protégée qui constituent des droits de propriété de valeur, qui ont été développés grâce à une dépense substantielle de temps et d’argent, qui sont et continueront à être utilisés par Pilot SAS, Na Pali SAS et Quiksilver, Inc. et qui ne sont pas généralement connus dans le commerce. Ces informations protégées incluent la liste des clients et fournisseurs de Pilot SAS, Quiksilver, Inc., Na Pali SAS et leurs filiales, et d’autres informations particulières concernant les produits, finances, processus, préférences de matériaux, tissus, dessins, sources de matériaux, information sur les prix, calendriers de production, stratégies de vente et de marketing, formules de commission sur les ventes, stratégies de merchandising, formulaires de commande et tout autre type d’information protégée relative aux produits, clients et fournisseurs de Pilot SAS, Quiksilver, Inc., Na Pali SAS et de leurs filiales. Pierre Agnes consent à ne pas divulguer et à garder strictement secrets et confidentiels tous les secrets commerciaux et informations protégées de Pilot SAS, Quiksilver, Inc., Na Pali SAS et leurs filiales, en ce compris de façon non limitative les éléments expressément mentionnées ci-dessus.	7. Trade Secrets; Confidential and/or Proprietary Information. Pilot SAS, Na Pali SAS and Quiksilver, Inc. own certain trade secrets and other confidential and/or proprietary information which constitute valuable property rights, which have been developed through a substantial expenditure of time and money, which are and will continue to be utilized in Pilot SAS’, Na Pali SAS’ and Quiksilver, Inc.’s businesses and which are not generally known in the trade. This proprietary information includes the list of names of the customers and suppliers of Pilot SAS, Quiksilver, Inc., Na Pali SAS and their affiliates, and other particularized information concerning the products, finances, processes, material preferences, fabrics, designs, material sources, pricing information, production schedules, sales and marketing strategies, sales commission formulae, merchandising strategies, order forms and other types of proprietary information relating to Pilot SAS, Quiksilver, Inc., Na Pali SAS and their affiliates’ products, customers and suppliers. Pierre Agnes agrees that he will not disclose and will keep strictly secret and confidential all trade secrets and proprietary information of Pilot SAS , Quiksilver, Inc., Na Pali SAS and their affiliates, including, but not limited to, those items specifically mentioned above.

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8. Propriété et documents. A la date de la cessation du présent Mandat Social ou dès que la cessation du présent Mandat Social a été décidée, Pierre Agnes restituera à Na Pali SAS tout document, propriété ou matériel de toute nature en relation avec son Mandat Social au sein de Na Pali SAS, qui serait en sa possession ou sous son contrôle. Pierre Agnes ne conservera ou ne gardera aucune copie d’aucun document qui contiendrait une information confidentielle.

8. Property and Documents. At the date of termination of this Corporate Mandate or as soon as the termination of this Corporate Mandate is decided, Pierre Agnes shall return to Na Pali SAS any document, property and material of any kind in relation of his Corporate Mandate within Na Pali SAS, being in his possession or under his control. Pierre Agnes will not retain or keep any copy of any document that would contain confidential information.

9. Remboursement des frais. Na Pali SAS remboursera Pierre Agnes de ses frais professionnels raisonnables, nécessaires et justifiés, engagés au cours de ses activités professionnelles au bénéfice de Na Pali SAS, selon les termes et dans les conditions généralement accordées aux autres cadres de Na Pali SAS.

9. Expense Reimbursement. Na Pali SAS will reimburse Pierre Agnes for documented reasonable and necessary business expenses incurred by him while engaged in business activities for Na Pali SAS’ benefit on such terms and conditions as shall be generally available to other executives of Na Pali SAS.

10. Respect des politiques commerciales. Pierre Agnes sera tenu de respecter les politiques commerciales et RH, ainsi que les procédures en vigueur au sein de Na Pali SAS. En cas de conflit, les termes du présent Mandat Social prévalent.

10. Compliance With Business Policies. Pierre Agnes will be required to observe Na Pali SAS personnel and business policies and procedures as they are in effect from time to time. In the event of any conflicts, the terms of this Corporate Mandate will control.

11. Respect des lois fiscales. Le présent Mandat Social est rédigé en vue de respecter les exigences de toutes les lois fiscales américaine et française applicables, en ce compris (le cas échéant) les Articles 280G et 409 A du Code fédéral du Revenu Intérieur, et les règlements et autres circulaires promulgués pour son application. En conséquence, toutes les présentes dispositions doivent être interprétées de façon à respecter toutes ces lois fiscales et si nécessaire, toute disposition doit être considérée comme modifiée afin de respecter ces lois.	11. Compliance with Tax Laws. This Corporate Mandate is intended to comply with the requirements of all applicable United States and French tax laws, including (if applicable) Sections 280G and 409A of the U.S. Internal Revenue Code, and the regulations and other guidance promulgated thereunder. Accordingly, all provisions herein shall be construed and interpreted to comply with all such tax laws and if necessary, any such provision shall be deemed amended to comply therewith.

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12. Respect du mécanisme de remboursement (“Clawback Compliance”). Toute somme payée au titre du présent contrat sera remboursée en conformité avec toute politique de remboursement “ Clawback Compliance” que Quiksilver, Inc. ou Na Pali SAS a adoptée, ou devra adopter dans le futur afin de respecter des normes d’inscription à la cote de toute bourse nationale d’échange de titres ou association sur laquelle les titres de Quiksilver, Inc. sont cotées, ou comme il est par ailleurs requis par le Dodd-Frank Wall Street Reform and Consumer Protection Act ou tout autre texte applicable.

12. Clawback Compliance. Any amounts paid pursuant to this Agreement shall be subject to recoupment in accordance with any clawback policy that Quiksilver, Inc. or Na Pali SAS has adopted or is required in the future to adopt pursuant to the listing standards of any national securities exchange or association on which Quiksilver, Inc.’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

13. Successeurs et cessionnaires. Ce Mandat Social sera cessible par Quiksilver, Inc. à tout successeur ou à toute société détenue ou contrôlée par Quiksilver, Inc., et liera tout successeur direct ou indirect dans les affaires de Quiksilver, Inc., par l’achat de titres, ou par fusion, consolidation, acquisition de tout ou d’une partie substantielle des actifs de Quiksilver, Inc., ou par tout autre moyen.

13. Successors and Assigns. This Corporate Mandate will be assignable by Quiksilver, Inc. to any successor or to any other company owned or controlled by Quiksilver, Inc., and will be binding upon any successor to the business of Quiksilver, Inc., whether direct or indirect, by purchase of securities, merger, consolidation, purchase of all or substantially all of the assets of Quiksilver, Inc. or otherwise.

14. Intégralité du contrat. A l’exception du Contrat de Travail en date des présentes, ce Mandat Social substitue et remplace tout mandat social ou tout autre contrat de travail, existant ou préexistant, oral ou écrit, exprès ou tacite, entre Pierre Agnes, Na Pali SAS, l’Actionnaire de Na Pali SAS, ou Quiksilver, Inc. Le présent Mandat Social, le Contrat de Travail, et tout accord de confidentialité, stock option, actions gratuites, “restricted stock unit”, “stock appreciation rights”, ou tout accord similaire que l’Actionnaire pourrait conclure avec Pierre Agnes, comprennent l’intégralité de l’accord passé entre Quiksilver, Inc., Na Pali SAS, l’Actionnaire de Na Pali SAS et Pierre Agnes concernant sa relation de travail et le Mandat Social, et aucune modification ou	14. Entire Agreement. Except for the Employment Contract of even date, this Corporate Mandate completely supersedes and replaces any existing or previous oral or written corporate mandates or other employment agreements, express or implied, between Pierre Agnes, Na Pali SAS, the Shareholder of Na Pali SAS, or Quiksilver Inc. This Corporate Mandate, the Employment Contract, and any confidentiality, stock option, restricted stock, restricted stock unit, stock appreciation rights or other similar agreements the Shareholder may enter into with Pierre Agnes contain the entire integrated agreement between Quiksilver, Inc., Na Pali SAS, the Shareholder of Na Pali SAS and Pierre Agnes regarding his employment and

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avenant apporté au présent Mandat Social ne sera valide, sauf s’il est rédigé par écrit, signé par l’Actionnaire, et conforme aux lois françaises.	Corporate Mandate, and no modification or amendment to this Corporate Mandate will be valid unless set forth in writing and signed by the Shareholder, and in accordance with the French laws.

Signé en deux originaux.	Executed in two originals.

A St Jean de Luz, Le 6 Mars 2012	In St Jean de Luz, On March 6, 2012

Pour l’Actionnaire: Pierre Boccon Liaudet	For the Shareholder: Pierre Boccon Liaudet

Pour Pierre Agnes: Pierre Agnes (*) Ecrivez la mention “lu et approuvé”, et paraphez chaque page du présent document.	For Pierre Agnes: Pierre Agnes (*) Please write the wording “acknowledged and agreed” (“lu et approuvé) and initial each page of the document.

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